Exhibit 99.1

FOR IMMEDIATE RELEASE Investor/Media Contact: Stephen Anderson - 336-436-5076 Company Information: www.labcorp.com

358 South Main Street

Burlington, NC 27215

Telephone: (336) 584-5171

LABCORP PRICES $500,000,000 IN 2.625% SENIOR NOTES DUE 2020, $500,000,000 IN 3.200% SENIOR NOTES DUE 2022, $1,000,000,000 IN 3.600% SENIOR NOTES DUE 2025 AND $900,000,000 IN 4.700% SENIOR NOTES DUE 2045

Burlington, NC, January 21, 2015—Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced today that it has priced its offering of $2.9 billion in senior notes. The offering consists of four tranches: $500,000,000 aggregate principal amount of 2.625% Senior Notes due 2020 (the “2020 Notes”), $500,000,000 aggregate principal amount of 3.200% Senior Notes due 2022 (the “2022 Notes”), $1,000,000,000 aggregate principal amount of 3.600% Senior Notes due 2025 (the “2025 Notes”) and $900,000,000 aggregate principal amount of 4.700% Senior Notes due 2045 (together with the 2020 Notes, the 2022 Notes and the 2025 Notes, the “Notes”). The Notes will bear interest from January 30, 2015, payable semi-annually on February 1 and August 1, commencing on August 1, 2015. The closing of the offering is expected to occur on January 30, 2015, subject to the satisfaction of customary closing conditions. The Notes will be senior unsecured obligations and will rank equally with LabCorp’s existing and future senior unsecured debt.

LabCorp intends to use the net proceeds of the Notes offering to pay a portion of the cash consideration and the fees and expenses in connection with its pending acquisition of Covance Inc. If the proposed acquisition is terminated or does not close on or prior to June 30, 2015, LabCorp will redeem the Notes at 101% of the principal amount plus accrued and unpaid interest.

The joint book-running managers for the offering are Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC. Mitsubishi UFJ Securities (USA), Inc., Barclays Capital Inc., KeyBanc Capital Markets Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Credit Agricole Securities (USA) Inc., BNY Mellon Capital Markets, LLC and Fifth Third Securities, Inc. are acting as co-managers.

The offering will be made pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission. A copy of the prospectus and related prospectus supplement may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll-free 1-800-294-1322, from Wells Fargo Securities, LLC by calling toll-free 1-800-645-3751 or from Credit Suisse Securities (USA) LLC by calling toll-free 1-800-221-1037.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying prospectus.

About LabCorp®

Laboratory Corporation of America® Holdings, an S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $5.8 billion in 2013, over 34,000 employees worldwide, and more than 220,000 clients, LabCorp offers more than 4,000 tests ranging from routine blood analyses to reproductive genetics to companion diagnostics. LabCorp furthers its scientific expertise and innovative clinical testing technology through its LabCorp Specialty Testing Group: The Center for Molecular Biology and Pathology, National Genetics Institute, ViroMed Laboratories, Inc, The Center for Esoteric Testing, Litholink Corporation, Integrated Genetics, Integrated Oncology, Dianon Pathology, Monogram Biosciences, Inc, Colorado Coagulation, Cellmark Forensics, MedTox, and Endocrine Sciences. LabCorp conducts clinical trials testing through its LabCorp Clinical Trials division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies.

This press release contains forward-looking statements including with respect to the pending acquisition of Covance Inc. and the expected offering of Notes. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2013, including under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K for the year ended December 31, 2013 and subsequent Forms 10-Q under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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